EXHIBIT 32

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the President, Chief Executive Officer and principal financial officer of Unique Underwriters, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Amendment Quarterly Report on Form 10-Q/A of Unique Underwriters, Inc. for the three (3) months ended March 31, 2015.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q/A Report fairly presents, in all material respects, the financial condition and results of operations of Unique Underwriters, Inc. as of March 31, 2015.

This Certification is executed as of August 18, 2015 .

By:	/s/ROBERTO LUCIANO
Roberto Luciano President, Chief Operating Officer and principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Unique Underwriters, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.